EXHIBIT 99.C8A

                              CONSENT OF ATTORNEYS

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[Letterhead of Jorden Burt Boros Cicchetti Berenson & Johnson LLP]




Glenbrook Life and Annuity Company
AIM Variable Life Separate Account A
3100 Sanders Road
Northbrook, Illinois  60062


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 1 to Registration Statement No. 033-25045 of Glenbrook Life AIM Variable Life Separate Account A on Form S-6. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                             Very truly yours,

                             Jorden Burt Boros Cicchetti Berenson & Johnson LLP


                             By:   /s/ JOAN E. BOROS
                                   ---------------------
                                       Joan E. Boros